SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 28, 2012

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification Number)

6363 South Fiddlers Green Circle

Greenwood Village, Colorado 80111

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2012, the Board of Directors (the “Board”) of Newmont Mining Corporation (the “Company” or “Newmont”) approved the appointment of Gary J. Goldberg (currently serving as President and Chief Operating Officer) to the role of President and Chief Executive Officer of the Company, effective March 1, 2013. He will succeed Richard T. O’Brien, who will continue to serve as Chief Executive Officer and as a member of the Board during the transition period. Mr. O’Brien will be departing the Company on March 1, 2013. In accordance with the Company’s Corporate Governance Guidelines, Mr. Goldberg will also replace Mr. O’Brien on the Board at that time.

Mr. Goldberg is 53 years old and has 30 years’ experience in the mining industry. He joined the Company in December 2011 as Executive Vice President and Chief Operating Officer. In July 2012, he was promoted to President and Chief Operating Officer. Prior to joining the Company, he spent 30 years at Rio Tinto plc in increasingly senior positions in its gold, copper, coal, and industrial minerals businesses, including serving as President and Chief Executive Officer of Rio Tinto Minerals from 2006 to 2011.

In the President and Chief Executive Officer position, Mr. Goldberg will have a base salary of $1,075,000 and be eligible for annual short-term incentives (cash bonus) and long-term incentives (equity bonus) pursuant to the terms of the Senior Executive Compensation Plan of the Company at the E1 level, which includes annual target levels of 150% of base salary for short-term incentives and 500% of base salary for long-term incentives, effective March 1, 2013. Mr. Goldberg will be eligible to participate in the Executive Change of Control Plan and the Executive Severance Plan of the Company. The Company has agreed that should the benefits provided in the Executive Severance Plan of the Company be modified in the future, that Mr. Goldberg shall remain entitled to the benefits provided in the Executive Severance Plan as in effect as of March 1, 2013. He will be eligible to participate in the benefit programs generally available to senior executives of the Company. Mr. Goldberg will not receive additional compensation as an employee-director of the Board. Mr. Goldberg’s appointment has no specified term and his employment with the Company will remain on an at-will basis. There is no other arrangement or understanding between Mr. Goldberg and any other persons pursuant to which he was elected as the President and Chief Executive Officer or as a director of the Company. Mr. Goldberg does not have a family relationship with any member of the Board of Directors or any executive officer of the Company, and Mr. Goldberg has not been a participant or had any interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

In connection with Mr. O’Brien’s departure from the Company, Mr. O’Brien will be receiving severance benefits in accordance with the Company’s Executive Severance Plan at the E1 level.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Stephen P. Gottesfeld
Name:	Stephen P. Gottesfeld
Title:	Senior Vice President, General Counsel & Secretary

Dated: December 3, 2012